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                                                                   EXHIBIT 3.1.2

                          CERTIFICATE OF CORRECTION
                                    OF THE
              AMENDMENT AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                            WESTAR INDUSTRIES, INC.

        Westar Industries, Inc., a Kansas corporation (the "Corporation"), by its President and Secretary, acting pursuant to Section 17-6003(f) of the General Corporation Code of the State of Kansas, does hereby certify as follows:

        1. Amended and Restated Articles of Incorporation of the Corporation were filed with the Secretary of State of Kansas on April 11, 2001. The third introductory paragraph of the Amended and Restated Articles of Incorporation contains an error in that the reference to "Section 17-6601" of the General Corporation Code of the State of Kansas ("KGCC") should instead be a reference to Section 17-6602 of the KGCC. Accordingly, the third introductory paragraph of the Amended and Restated Articles is hereby corrected to read as follows:

     Pursuant to and in accordance with Sections 17-6602 and 17-6605 of the General Corporation Code of the State of Kansas, the original Articles of Incorporation of the Corporation are hereby amended and restated by the unanimous consents of the directors and sole stockholder of the Corporation dated as of April 11, 2001, to read in its entirety as follows:

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed by the President of the Corporation and attested by the Secretary of the Corporation as of the 16th day of April, 2001.


                                                /s/ Paul R. Geist
                                                ------------------------
                                                    Paul R. Geist
                                                    President

/s/ Greg. A. Greenwood
--------------------------
    Greg. A. Greenwood
    Secretary